ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada B9701-4620
(775) 684-5708
Website: www.nvsos.gov

	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20130192350-76
Articles of Incorporation		Filing Date and Time 03/22/2013 10:55 AM
(PURSUANT TO NRS CHAPTER 78)		Entity Number E0146522013-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	AMARANTUS BIOSCIENCE, INC.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Vcorp Services, LLC
Name
	☐ Noncommercial Registered Agent (name and address below)		OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code

Nevada
	Mailing Address (If different from street address)		City		Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	1,010,000,000	Par value per share:	$ 0.001	Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Gerald Commissiong
Name
	675 Almanor Avenue		Sunnyvale	CA	94085
	Street Address		City	State	Zip Code
2) John Commissiong
Name
	675 Almanor Avenue		Sunnyvale	CA	94085
	Street Address		City	State	Zip Code
5. Purpose: (optional; see Instructions)	The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one Incorporator)	Gerald Commissiong		X /s/ Gerald Commissiong
	Name		Incorporator Signature
	675 Almanor Avenue		Sunnyvale	CA	94085
	Address		City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X			3/13/13
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised: 3-10-11

ATTACHMENT TO ARTICLES OF INCORPORATION

OF

AMARANTUS BIOSCIENCE, INC.

# 4 continued- list of directors

Robert L. Harris- 675 Almanor Avenue Sunnyvale, CA 94085

ARTICLES OF INCORPORATION

OF

AMARANTUS BIOSCIENCE, INC.

ARTICLE I

CORPORATE NAME

The name of the corporation (the “Corporation”) is Amarantus Bioscience, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Nevada is 1645 Village Center Circle, Suite 170, Las Vegas, Nevada 89134. The name of its registered agent at such address is VCorp Services, LLC.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

ARTICLE IV

AUTHORIZED SHARES

The total number of shares of capital stock that the Corporation shall have the authority to issue is One Billion Ten Million (1,010,000,000) shares consisting of One Billion (1,000,000,000) shares of common stock with a par value of $0.001 per share and Ten Million (10,000,000) shares of preferred stock having a stated value of $0.001 per share.

The Board of Directors is expressly authorized, subject to any limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

A. the number of shares constituting that series and the distinctive designation of that series;

B.  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C.  in addition to the voting rights provided by law, whether any series shall have voting rights, and, if so, the terms of such voting rights, including, but limited to, where the designated class has been given conversion rights, whether the holder of each share of Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which such Convertible Preferred Stock could then be converted, and with respect to such vote, whether such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and, thereby, be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of this corporation, and be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Notwithstanding any voting rights extended to the holder of each share of Convertible Preferred Stock, fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward);

D.  whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.  whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.  whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

G.  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H.  any other relative rights, preferences and limitations of that series.

ARTICLE V

BOARD OF DIRECTORS

A.  (i) The Board of Directors of the Corporation shall initially consist of three (3) members and thereafter shall consist of the number of directors that, from time to time, shall be fixed by, or in the manner provided in the Bylaws of the Corporation. The names and addresses of the individuals who are to serve as the initial Board of Directors of the Corporation until the first annual meeting of the stockholders, or until their successors are duly elected and qualified are as follows:

Name	Address

Gerald Commissiong	675 Almanor Avenue
Sunnyvale, CA 94085

John Commissiong	675 Almanor Avneue
Sunnyvale, CA 94085

Robert L. Harris	675 Almanor Avenue
Sunnyvale, CA 94085

(ii) Elections of directors need not be done by written ballot unless the Bylaws of the Corporation shall otherwise provide.

B.  The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Nevada Revised Statutes, these Articles of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that notwithstanding any provision in these Articles of Incorporation to the contrary, the stockholders may not adopt, repeal or amend the Bylaws of the Corporation without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Corporation’s outstanding shares of common stock; and provided  further,  however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VI

DIRECTOR AND OFFICER LIABILITY

Except as otherwise provided in Nevada Revised Statutes Section 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the Corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or refusal to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article VI shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

A. Indemnification - General. The Corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to or is involved in any manner (including as witness) in any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative and whether formal or informal or external or internal to the Corporation (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other Corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while holding the office of director or officer against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she: (i) is not liable pursuant to Nevada Revised Statutes Section 78.138 and (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolocontendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, except as provided in the following paragraph, the Corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

If a claim for indemnity under the preceding paragraph is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense of any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada Revised Statutes for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

B.  Derivative Actions. The Corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason or the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she (i) is not liable pursuant to Nevada Revised Statutes Section 78.138 and (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the District Court of the State of Nevada or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court or such other court shall deem proper.

C.  Indemnification in Certain Cases. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A and B of this Article VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

D.  Procedure. Any indemnification under Sections A and B of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Sections A and B. Such determination may be made by any of the following: (i) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, independent legal counsel in a written opinion, or (iii) the stockholders.

E.  Advances for Expenses. Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

F.   Rights Not Exclusive. The right to indemnification provided by, or granted pursuant to, this Article VII (including the right to advancement of expenses) shall be a contract right of each director and officer of the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

G.   Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

H.   Construction. For the purposes of this Article VII, (i) references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer, of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity; (ii) references to “other enterprises” shall include employee benefits plans; (iii) references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (iv) references to “serving at the request of the Corporation as an officer or director” shall include any service in an official capacity as a director or officer of the Corporation or in any other capacity while holding the office of director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

I.   Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

ELECTION REGARDING CERTAIN TRANSACTIONS

The Corporation shall not be subject to the provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive (Acquisition of Controlling Interest) or Nevada Revised Statutes Sections 78.411 through 78.444, inclusive (Combinations with Interested Stockholders).

ARTICLE X

INCORPORATOR

The name and mailing address of the incorporator is: Gerald Commissiong, 675 Almanor Avenue, Sunnyvale, CA 94085. The powers of the incorporator shall terminate upon the filing of these Articles of Incorporation with the Nevada Secretary of State.

The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 11 th day of March 2013.

/s/ Gerald Commissiong
Gerald Commissiong, Incorporator

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AMARANTUS BIOSCIENCE, INC., did on March 22, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my
hand and affixed the Great Seal of State, at my
office on March 22, 2013.

/s/ ROSS MILLER

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20130322-2051
You may verify this certificate
online at http://www.nvsos.gov/

ROSS MILLER	Instructions for Initial List, Registered Agent and State Business License Application
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov